MTBC First Half 2018 Shareholder Update

SOMERSET, N.J., August 17, 2018 (Globe Newswire) — MTBC (Nasdaq: MTBC) (Nasdaq: MTBCP), a leading provider of proprietary, cloud-based healthcare IT solutions and services, issued a letter to shareholders today with an update on first half 2018 results.

The letter from the management team provided a mid-year update to the shareholders and reads as follows:

“We recently reported a strong first half of 2018, with record profitability, a virtually debt-free balance sheet, and the closing of our largest acquisition to date on July 1. Better yet, we expect the second half of the year to be even stronger. In the event you were not able to join our recent earnings call, the following are some highlights that may be of interest to you.

Revenue Growth

●	We’ve continued our trend of strong revenue growth, reporting approximately $17 million of revenue during the first half of 2018

●	We expect our revenue to nearly double during the second half of 2018, as compared to the first half of 2018, and are providing guidance of $32 – 33 million for the second half of the year

Profitability

●	During the first half of 2018 alone, we generated $2.5 million of adjusted EBITDA, more than we generated during all of 2017

●	We generated $270,000 of GAAP net income during the first half of 2018, a $4.7 million improvement from the first half of 2017

●	For full year 2018, we expect adjusted EBITDA to nearly double, as compared to our record adjusted EBITDA for full year 2017, and are providing guidance of $4 – 5 million for full year 2018

Recent Acquisition

●	We closed our biggest acquisition to date on July 1, 2018, acquiring the assets of Orion Healthcorp, Inc. and 13 of its affiliates (together “Orion”), in an all cash closing for $12.6 million, thereby avoiding dilution and debt

●	Orion should allow us to further scale our business, enabling revenue growth without a corresponding increase in overhead, while expanding margins and investing in our people and technology

●	Orion enabled us to add new revenue lines, which we’ll further grow through cross-marketing and selling

In the company’s letter to shareholders, Mr. Snyder also made the following points:

We continue to believe that our sector is highly fragmented and cluttered with competitors that lack viable business models. Clearly, there appears to be an attractive opportunity for a consolidator like MTBC that has an industry leading software platform, an experienced and cost-efficient team, and a strong track record of acquiring and integrating companies in our sector.

Our late 2016 acquisition of MediGain helped us demonstrate proof of concept as we successfully integrated the acquired assets, significantly enhanced the acquired division’s core technology and operations, and eliminated its losses as we began generating positive cash from operations and adjusted EBITDA within six months. The Orion transaction, which represents more than twice the potential revenue of MediGain and was purchased at a very attractive price, is an even more compelling opportunity to add value to our shareholders.

In addition to growing our revenues, the Orion acquisition further expands our client base, team, and service offerings. In particular, Orion brings us approximately 150 hospitals and independent healthcare practices as clients. We’ve also added talented new team members throughout the country who bring new skillsets and domain knowledge, positioning us to further grow our business.

The Orion acquisition opens multiple new complementary lines of business including the following:

●	Practice management. We now manage pediatric practices in Ohio and Illinois, through multi-decade management services agreements. We employ nurses, medical assistants, receptionists, practice managers and other practice personnel in five locations. This is an attractive new line of business for us and may provide opportunities for growth in the future.

●	Group purchasing organization. We now enable thousands of physicians to purchase vaccines from leading pharmaceutical companies at discounted rates. As they purchase discounted vaccines, we generate referral fees from our pharmaceutical industry partners. In the coming months, we will be making this service available to all MTBC customers and investing marketing and sales resources in expanding the user base, while also cross-selling our other solutions.

●	Niche hospital services. We now provide innovative solutions to community hospitals that are beyond the scope of our traditional revenue cycle management offerings. For example, with the Orion acquisition, we now have employees who work onsite at hospitals to assist our clients and their patients in effectively addressing insurance eligibility and related needs. Our employees also provide other unique consulting and revenue cycle management solutions to hospital clients. We look forward to offering these unique solutions to our existing hospital revenue cycle management clients and exploring additional opportunities for growing this line of business.

For more information regarding our performance and guidance, please listen to a replay of our recent earnings call, which is available at ir.mtbc.com/events. Also, if you’d like to learn more about us and our recent acquisition, feel free to watch our 5-minute introductory video or download our investor presentation, which are also available by visiting the same webpage.

As you may know, our executive team and board together own approximately 50% of MTBC’s common stock. As fellow shareholders, we are very grateful for all your support and we’ll keep you updated as the year progresses.”

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About MTBC

Medical Transcription Billing, Corp. (MTBC) is a healthcare information technology company that provides a fully integrated suite of proprietary web-based solutions, together with related business services, to healthcare providers practicing in ambulatory care settings. Our integrated Software-as-a-Service (or SaaS) platform helps our customers increase revenues, streamline workflows and make better business and clinical decisions, while reducing administrative burdens and operating costs. MTBC’s common stock trades on the NASDAQ Capital Market under the ticker symbol “MTBC,” and its Series A Preferred Stock trades on the NASDAQ Capital Market under the ticker symbol “MTBCP.”

For additional information, please visit our website at www.mtbc.com.

For regular updates, please follow MTBC on Twitter, LinkedIn or Facebook.

Use of Non-GAAP Financial Measures

In our earnings releases, prepared remarks, conference calls, slide presentations, and webcasts, we may use or discuss non-GAAP financial measures, as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed is included in this letter, and reconciliations of the differences between each non-GAAP financial measure and the comparable GAAP financial measure are included in our earnings press releases, which can be found in the Investor Relations section of our web site at ir.mtbc.com.

Forward-Looking Statements

This press release contains various forward-looking statements within the meaning of the federal securities laws. These statements relate to anticipated future events, future results of operations or future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “intends,” “expects,” “plans,” “goals,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology.

Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Forward-looking statements in this press release include, without limitation, statements reflecting management’s expectations for future financial performance and operating expenditures, expected growth, profitability and business outlook, increased sales and marketing expenses, and the expected results from the integration of our acquisitions.

These forward-looking statements are only predictions, are uncertain and involve substantial known and unknown risks, uncertainties and other factors which may cause our (or our industry’s) actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all of the risks and uncertainties that could have an impact on the forward-looking statements, including without limitation, risks and uncertainties relating to: the Company’s ability to manage growth; integrate acquisitions; effectively migrate and keep newly acquired customers and other important risks and uncertainties referenced and discussed under the heading titled “Risk Factors” in the Company’s filings with the Securities and Exchange Commission.

Please note that all 2018 numbers are unaudited, and subject to adjustment when we release our Annual Report on Form 10-K.

The statements in this press release are made as of the date of this letter, even if subsequently made available by the Company on its website or otherwise. The Company does not assume any obligations to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

SOURCE MTBC

Company and Investor Contact:

Bill Korn

Chief Financial Officer

Medical Transcription Billing, Corp.

bkorn@mtbc.com

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